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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in this Annual Report (Form 10-KSB) of Vyteris Holdings (Nevada), Inc. of our report dated March 15, 2006, with respect to the consolidated financial statements of Vyteris Holdings (Nevada), Inc., included in the 2006 Annual Report to Shareholders of Vyteris Holdings (Nevada), Inc.

                                           /s/ Ernst & Young LLP

MetroPark, New Jersey
March 28, 2007